UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015

SINO MERCURY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36592	46-5234036
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

China Offices

7/F Metropolis Tower,

No.2 Dongsan Street, Zhongguancun Xi Zone

Haidian District, Beijing, 100080, China

United States Offices

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices)

In China: (86)10-6260 2461

In the United States: (646) 387-1287

(Issuer’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2015, Jianming Hao, the Chief Executive Officer of Sino Mercury Acquisition Corp. (the “Company”), committed to lend the Company up to $200,000 through the consummation of an initial merger, share exchange, asset acquisition, or other similar business combination with one or more businesses or entities (a “Business Combination”) if such funds are needed by the Company.

Any amounts loaned by Mr. Hao to the Company pursuant to the above-referenced commitment will be evidenced by unsecured promissory notes issued to Mr. Hao. Each note would be non-interest bearing and would be payable at the consummation by the Company of the Business Combination. As indicated in the Company’s final prospectus, dated August 26, 2014, upon consummation of a Business Combination, Mr. Hao would have the option to convert the principal amount of any loans he makes under the commitment into units at a price of $10.00 per unit. The units would be identical to the units issued by the Company in its initial public offering (“Public Offering”). If a Business Combination is not consummated, all outstanding amounts under any notes issued to Mr. Hao would be forgiven except to the extent that the Company had funds available to it outside of its trust account established in connection with the Public Offering.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2015

SINO MERCURY ACQUISITION CORP.

By:	/s/ Jianming Hao
	Name:	Jianming Hao
	Title:	Executive Chairman of the Board and Chief Executive Officer

3